Exhibit 99.1

FOR IMMEDIATE RELEASE: May 24, 2023

Petco Health + Wellness Company, Inc. Reports First Quarter Earnings and Reaffirms Full Year 2023 Guidance

Q1 2023 Highlights

•
Comparable sales grew 5.1 percent year-over-year and 10.2 percent on a two-year basis, resulting in the 18th consecutive quarter of comparable sales growth
•
Net revenue of $1.56 billion increased 5.4 percent year-over-year
•
Net loss of $1.9 million, or $(0.01) per diluted share compared to net income of $24.7 million, or $0.09 per diluted share in the prior year
•
Adjusted EBITDA1 of $111.0 million compared to $119.2 million in the prior year, a decrease of 6.9 percent year-over-year
•
Adjusted Earnings Per Share1 of $0.06, compared to $0.14 per share in the prior year, a decrease of $0.08
•
The Company reaffirms its full year 2023 guidance

San Diego, May 24, 2023 – Petco Health and Wellness Company, Inc. (Nasdaq: WOOF), a complete partner in pet health and wellness, today announced its first quarter 2023 financial results.

In the first quarter of 2023, Petco delivered net revenue of $1.56 billion, up 5.4 percent versus prior year, driven by strength in the company’s consumables business, up 11.2 percent versus prior year, and services and other business, up 25.4 percent versus prior year. First quarter revenue growth was partially offset by the company’s supplies and companion animal business, down 7.6 percent versus prior year. Net loss was $1.9 million or $(0.01) per share, driven primarily by a $0.05 per share increase in interest expense year-over-year, compared to net income of $24.7 million or $0.09 per share in the prior year. Adjusted Net Income1 was $14.9 million or $0.06 per share, compared to $36.3 million or $0.14 per share in the prior year. Adjusted EBITDA1 was $111.0 million compared to $119.2 million in the prior year.

In the first quarter of 2023, Petco paid down $35 million in principal on its term loan. In May 2023, Petco paid down another $25 million in principal on its term loan for a total of $60 million in principal payments year-to-date. The company continues to target a total of $100 million in principal payments for 2023 and remains committed to strengthening its balance sheet through de-levering long-term.

“We continue to execute on our strategy amidst the current environment, delivering our 18th consecutive quarter of comp sales growth in the first quarter, driven by the ongoing strength in consumables and record performance in our services business,” said Petco CEO Ron Coughlin. “We remain confident in our unique 360-degree pet wellness offering delivered through our core pillars of services, differentiated merchandise, and competitively advantaged omnichannel capabilities all powered by our incredible Petco partners. Looking ahead, we are focused on what’s within our control and capitalizing on the secular trends of the resilient pet category to drive long-term, profitable growth.”

Q1 2023 Operating Results:

Comparisons are first quarter of fiscal 2023 ended April 29, 2023 versus first quarter of fiscal 2022 ended April 30, 2022 unless otherwise noted.

•
Net revenue increased 5.4 percent to $1.56 billion driven by comparable sales growth of 5.1 percent
•
Net loss of $1.9 million compared to net income of $24.7 million, a decrease of $26.6 million
•
Adjusted Net Income1 decreased $21.4 million to $14.9 million
•
Adjusted EBITDA1 decreased 6.9 percent to $111.0 million
•
Operating cash flow decreased 34.5 percent to $37.7 million
•
Free Cash Flow1 decreased $16.0 million to $(24.4) million
(1)
Adjusted EBITDA, Adjusted Net Income, Adjusted Earnings Per Share (“Adjusted EPS”), and Free Cash Flow are non-GAAP financial measures. See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.

Fiscal 2023 Guidance:

The company is reaffirming its fiscal 2023 guidance and expects:

Metric*	2023 Guidance
Net Revenue	$6.150 billion to $6.275 billion
Adjusted EBITDA	$520 million to $540 million
Adjusted EPS	$0.40 to $0.48
Capital Expenditures	$225 million to $250 million

In Fiscal 2023, the company continues to expect to make a total of $100 million in principal payments on its term loan, which is inclusive of $60 million in principal payments on its debt made through May 2023.

*Assumptions in the guidance include that economic conditions, currency rates and the tax and regulatory landscape remain generally consistent. Adjusted EPS guidance assumes approximately $145 to $155 million of interest expense, an estimated $44 to $54 million increase in interest expense, a 26 percent tax rate, and a 273 million weighted average diluted share count. The Company estimates that the increase in interest expense will impact Adjusted EPS by approximately $0.12 to $0.15 per share. Furthermore, Fiscal 2023 will be a 53-week year, leading to an incremental week of operations. Adjusted EBITDA and Adjusted EPS are non-GAAP financial measures and have not been reconciled to the most comparable GAAP outlook because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide outlook for the comparable GAAP measures. Forward-looking estimates of Adjusted EBITDA and Adjusted EPS are made in a manner consistent with the relevant definitions and assumptions noted herein and in our filings with the SEC.

Earnings Conference Call Webcast Information:

Management will host an earnings conference call on May 24, 2023 at 8:00 AM Eastern Time to discuss the company’s financial results. The conference call will be accessible through live webcast. Interested investors and other individuals can access the webcast, earnings release, earnings presentation, and infographic via the company’s investor relations page at ir.petco.com. A replay of the webcast will be archived on the company’s investor relations page through June 7, 2023 until approximately 5:00 PM Eastern Time.

About Petco, The Health + Wellness Co.:

Founded in 1965, Petco is a category-defining health and wellness company focused on improving the lives of pets, pet parents and our own Petco partners. We’ve consistently set new standards in pet care while delivering comprehensive pet wellness products, services and solutions, and creating communities that deepen the pet-pet parent bond. We operate more than 1,500 pet care centers across the U.S., Mexico and Puerto Rico, which offer merchandise, companion animals, grooming, training and a growing network of on-site veterinary hospitals and mobile veterinary clinics. Our complete pet health and wellness ecosystem is accessible through our pet care centers and digitally at petco.com and on the Petco app. In tandem with Petco Love (formerly the Petco Foundation), an independent nonprofit organization, we work with and support thousands of local animal welfare groups across the country and, through in-store adoption events, we’ve helped find homes for nearly 7 million animals.

Forward-Looking Statements:

This earnings release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not statements of historical fact, including statements regarding our fiscal year 2023 guidance. Such forward-looking statements can generally be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “intends,” “will,” “shall,” “should,” “anticipates,” “opportunity,” “illustrative”, or the negative thereof or other variations thereon or comparable terminology. Although Petco believes that the expectations and assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to be correct or that any forward-looking results will occur or be realized. Nothing contained in this earnings release is, or should be relied upon as, a promise or representation or warranty as to any future matter, including any matter in respect of the operations or business or financial condition of Petco. All forward-looking statements are based on current expectations and assumptions about future events that may or may not be correct or necessarily take place and that are by their nature subject to significant uncertainties and contingencies, many of which are outside the control of Petco. Forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results or events to differ materially from the potential results or events discussed in the forward-looking statements, including, without limitation, those identified in this earnings release as well as the following: (i) increased competition (including from multi-channel retailers and e-Commerce providers); (ii) reduced consumer demand for our products and/or services; (iii) our reliance on key vendors; (iv) our ability to attract and retain qualified employees; (v) risks arising from statutory, regulatory and/or legal developments; (vi) macroeconomic pressures in the markets in which we operate, including inflation and prevailing interest rates; (vii) failure to effectively manage our costs; (viii) our reliance on our information technology systems; (ix) our ability to prevent or effectively respond to a data privacy or security breach; (x) our ability to effectively manage or integrate strategic ventures, alliances or acquisitions and realize the anticipated benefits of such transactions; (xi) economic or regulatory developments that might affect our ability to provide attractive promotional financing; (xii) business interruptions and other supply chain issues; (xiii) catastrophic events, political tensions, conflicts and wars (such as the ongoing conflict in Ukraine), health crises, and pandemics; (xiv) our ability to maintain positive brand perception and recognition; (xv) product safety and quality concerns; (xvi) changes to labor or employment laws or regulations; (xvii) our ability to effectively manage our real estate portfolio; (xviii) constraints in the capital markets or our vendor credit terms; (xix) changes in our credit ratings; and (xx) the other risks, uncertainties and other factors identified under “Risk Factors” and elsewhere in Petco’s Securities and Exchange Commission filings. The occurrence of any such factors could significantly alter the results set forth in these statements.

Petco cautions that the foregoing list of risks, uncertainties and other factors is not complete, and forward-looking statements speak only as of the date they are made. Petco undertakes no duty to update publicly any such forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority.

PETCO HEALTH AND WELLNESS COMPANY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited and subject to reclassification)

	13 Weeks Ended
	April 29, 2023	April 30, 2022	Percent Change
Net sales	$1,555,908	$1,475,991	5%
Cost of sales	951,426	868,317	10%
Gross profit	604,482	607,674	(1%)
Selling, general and administrative expenses	576,865	557,735	3%
Operating income	27,617	49,939	(45%)
Interest income	(1,177)	(20)	5,785%
Interest expense	37,202	19,634	89%
Loss on partial extinguishment of debt	441	—	N/M
Other non-operating income	(2,819)	(314)	798%
(Loss) income before income taxes and income from equity method investees	(6,030)	30,639	N/M
Income tax (benefit) expense	(1,008)	10,000	N/M
Income from equity method investees	(3,130)	(3,163)	(1%)
Net (loss) income	(1,892)	23,802	N/M
Net loss attributable to noncontrolling interest	—	(891)	(100%)
Net (loss) income attributable to Class A and B-1 common stockholders	$(1,892)	$24,693	N/M

Net (loss) income per Class A and B-1 common share:
Basic	$(0.01)	$0.09	N/M
Diluted	$(0.01)	$0.09	N/M

Weighted average shares used in computing net (loss) income per Class A and B-1 common share:
Basic	266,485	265,050	1%
Diluted	266,485	265,701	0%

PETCO HEALTH AND WELLNESS COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

(Unaudited and subject to reclassification)

	April 29, 2023	January 28, 2023
ASSETS
Current assets:
Cash and cash equivalents	$148,942	$201,901
Receivables, less allowance for credit losses[1]	45,414	49,580
Merchandise inventories, net	667,938	652,430
Prepaid expenses	53,290	51,274
Other current assets	61,224	60,809
Total current assets	976,808	1,015,994
Fixed assets	2,041,601	1,987,560
Less accumulated depreciation	(1,229,445)	(1,184,233)
Fixed assets, net	812,156	803,327
Operating lease right-of-use assets	1,378,342	1,397,761
Goodwill	2,194,491	2,193,941
Trade name	1,025,000	1,025,000
Other long-term assets	185,597	176,806
Total assets	$6,572,394	$6,612,829
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and book overdrafts	$393,795	$381,213
Accrued salaries and employee benefits	108,760	89,929
Accrued expenses and other liabilities	206,750	217,556
Current portion of operating lease liabilities	281,680	309,766
Current portion of long-term debt and other lease liabilities	5,908	22,794
Total current liabilities	996,893	1,021,258
Senior secured credit facilities, net, excluding current portion	1,612,009	1,628,331
Operating lease liabilities, excluding current portion	1,132,750	1,148,155
Deferred taxes, net	297,779	303,121
Other long-term liabilities	131,843	130,487
Total liabilities	4,171,274	4,231,352
Commitments and contingencies
Stockholders' equity:
Class A common stock[2]	229	228
Class B-1 common stock[3]	38	38
Class B-2 common stock[4]	—	—
Preferred stock[5]	—	—
Additional paid-in-capital	2,173,370	2,152,342
Retained earnings	231,075	232,967
Accumulated other comprehensive loss	(3,592)	(4,098)
Total stockholders’ equity	2,401,120	2,381,477
Total liabilities and stockholders’ equity	$6,572,394	$6,612,829

(1)
Allowances for credit losses are $949 and $952, respectively
(2)
Class A common stock, $0.001 par value: Authorized - 1.0 billion shares; Issued and outstanding – 229.1 million and 228.3 million shares, respectively
(3)
Class B-1 common stock, $0.001 par value: Authorized - 75.0 million shares; Issued and outstanding - 37.8 million shares
(4)
Class B-2 common stock, $0.000001 par value: Authorized - 75.0 million shares; Issued and outstanding - 37.8 million shares
(5)
Preferred stock, $0.001 par value: Authorized - 25.0 million shares; Issued and outstanding - none

PETCO HEALTH AND WELLNESS COMPANY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited and subject to reclassification)

	13 Weeks Ended
	April 29, 2023	April 30, 2022
Cash flows from operating activities:
Net (loss) income	$(1,892)	$23,802
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	49,255	46,967
Amortization of debt discounts and issuance costs	1,238	1,224
Provision for deferred taxes	(5,530)	4,832
Equity-based compensation	22,129	12,222
Impairments, write-offs and losses on sale of fixed and other assets	4	162
Loss on partial extinguishment of debt	441	—
Amounts reclassified out of accumulated other comprehensive loss	575	—
Income from equity method investees	(3,130)	(3,163)
Non-cash operating lease costs	106,316	105,249
Other non-operating income	(2,819)	(314)
Changes in assets and liabilities:
Receivables	4,165	13,397
Merchandise inventories	(15,508)	(6,930)
Prepaid expenses and other assets	(12,115)	(9,896)
Accounts payable and book overdrafts	12,582	(11,314)
Accrued salaries and employee benefits	18,982	(16,478)
Accrued expenses and other liabilities	(8,736)	11,290
Operating lease liabilities	(130,297)	(112,272)
Other long-term liabilities	1,991	(1,259)
Net cash provided by operating activities	37,651	57,519
Cash flows from investing activities:
Cash paid for fixed assets	(62,050)	(65,910)
Cash paid for acquisitions, net of cash acquired	(725)	—
Net cash used in investing activities	(62,775)	(65,910)
Cash flows from financing activities:
Repayments of long-term debt	(35,000)	(4,250)
Payments for finance lease liabilities	(1,250)	(1,022)
Proceeds from employee stock purchase plan and stock option exercises	1,378	1,453
Tax withholdings on stock-based awards	(2,210)	(11,441)
Net cash used in financing activities	(37,082)	(15,260)

Net decrease in cash, cash equivalents and restricted cash	(62,206)	(23,651)
Cash, cash equivalents and restricted cash at beginning of period	213,727	221,890
Cash, cash equivalents and restricted cash at end of period	$151,521	$198,239

NON-GAAP FINANCIAL MEASURES

The following information provides definitions and reconciliations of the non-GAAP financial measures presented in this earnings release to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP). The company has provided this non-GAAP financial information, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in this earnings release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in this earnings release. The non-GAAP financial measures in this earnings release may differ from similarly titled measures used by other companies.

The tables below reflect the calculation of Adjusted EBITDA, Adjusted Net Income, and Adjusted EPS, as applicable, for the thirteen weeks ended April 29, 2023 compared to the thirteen weeks ended April 30, 2022, respectively.

Adjusted EBITDA and Trailing Twelve Month Adjusted EBITDA

Adjusted EBITDA, including Trailing Twelve Month Adjusted EBITDA, is considered a non-GAAP financial measure under the Securities and Exchange Commission’s (SEC) rules because it excludes certain amounts included in net income calculated in accordance with GAAP. Management believes that Adjusted EBITDA is a meaningful measure to share with investors because it facilitates comparison of the current period performance with that of the comparable prior period. In addition, Adjusted EBITDA affords investors a view of what management considers to be Petco’s core operating performance as well as the ability to make a more informed assessment of such operating performance as compared with that of the prior period. Please see the company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2023 filed with the SEC on March 28, 2023 for additional information on Adjusted EBITDA.

(dollars in thousands)	13 Weeks Ended
Reconciliation of Net (Loss) Income Attributable to Class A and B-1 Common Stockholders to Adjusted EBITDA	April 29, 2023	April 30, 2022
Net (loss) income attributable to Class A and B-1 common stockholders	$(1,892)	$24,693
Add (deduct):
Interest expense, net	36,025	19,614
Income tax expense	(1,008)	10,000
Depreciation and amortization	49,255	46,967
Income from equity method investees	(3,130)	(3,163)
Loss on partial extinguishment of debt	441	—
Asset impairments and write offs	4	162
Equity-based compensation	22,129	12,222
Other non-operating income	(2,819)	(314)
Mexico joint venture EBITDA (1)	8,734	6,778
Acquisition-related integration costs (2)	—	2,236
Other costs (3)	3,287	—
Adjusted EBITDA	$111,026	$119,195
Net sales	$1,555,908	$1,475,991
Net margin (4)	(0.1%)	1.7%
Adjusted EBITDA Margin	7.1%	8.1%

(dollars in thousands)	Trailing Twelve Months
Reconciliation of Net Income Attributable to Class A and B-1 Common Stockholders to Adjusted EBITDA	April 29, 2023	January 28, 2023	April 30, 2022
Net income attributable to Class A and B-1 common stockholders	$64,216	$90,801	$181,550
Add (deduct):
Interest expense, net	117,022	100,611	76,442
Income tax expense	24,339	35,347	60,795
Depreciation and amortization	196,116	193,828	177,791
Income from equity method investees	(12,943)	(12,976)	(11,622)
Loss on partial extinguishment of debt	441	—	—
Asset impairments and write offs	1,834	1,992	10,133
Equity-based compensation	70,691	60,784	49,883
Other non-operating loss (income)	10,162	12,667	(34,812)
Mexico joint venture EBITDA (1)	31,540	29,584	27,609
Acquisition-related integration costs (2)	13,078	15,314	2,236
Other costs (3)	6,104	2,817	10,995
Adjusted EBITDA	$522,600	$530,769	$551,000
Net sales	$6,115,884	$6,035,967	$5,868,146
Net margin (4)	1.0%	1.5%	3.1%
Adjusted EBITDA Margin	8.5%	8.8%	9.4%

Adjusted Net Income and Adjusted EPS

Adjusted Net Income and Adjusted diluted Earnings Per Share attributable to Petco common stockholders (Adjusted EPS) are considered non-GAAP financial measures under the SEC’s rules because they exclude certain amounts included in the net income attributable to Petco common stockholders and diluted earnings per share attributable to Petco common stockholders calculated in accordance with GAAP. Management believes that Adjusted Net Income and Adjusted EPS are meaningful measures to share with investors because they facilitate comparison of the current period performance with that of the comparable prior period. In addition, Adjusted Net Income and Adjusted EPS afford investors a view of what management considers to be Petco’s core earnings performance as well as the ability to make a more informed assessment of such earnings performance with that of the prior period.

(in thousands, except per share amounts)	13 Weeks Ended
Reconciliation of Diluted EPS to Adjusted EPS	April 29, 2023		April 30, 2022
	Amount	Per share	Amount	Per share
Net (loss) income attributable to common stockholders / diluted EPS	$(1,892)	$(0.01)	$24,693	$0.09
Add (deduct):
Income tax expense	(1,008)	(0.01)	10,000	0.04
Loss on partial extinguishment of debt	441	0.00	—	—
Asset impairments and write offs	4	0.00	162	0.00
Equity-based compensation	22,129	0.10	12,222	0.04
Other non-operating income	(2,819)	(0.01)	(314)	(0.00)
Acquisition-related integration costs (2)	—	—	2,236	0.01
Other costs (3)	3,287	0.01	—	—
Adjusted pre-tax income / diluted earnings per share	$20,142	$0.08	$48,999	$0.18
Income tax expense at 26% normalized tax rate	5,237	0.02	12,739	0.04
Adjusted Net Income / Adjusted EPS	$14,905	$0.06	$36,260	$0.14

Free Cash Flow

Free Cash Flow is a non-GAAP financial measure that is calculated as net cash provided by operating activities less cash paid for fixed assets. Management believes that Free Cash Flow, which measures the ability to generate additional cash from business operations, is an important financial measure for use in evaluating the company’s financial performance.

The table below reflects the calculation of Free Cash Flow for the thirteen weeks ended April 29, 2023 and April 30, 2022, respectively.

(in thousands)	13 Weeks Ended
	April 29, 2023	April 30, 2022
Net cash provided by operating activities	$37,651	$57,519
Cash paid for fixed assets	(62,050)	(65,910)
Free Cash Flow	$(24,399)	$(8,391)

Adjusted EBITDA, Adjusted Net Income and Adjusted EPS Footnotes

(1)
Mexico Joint Venture EBITDA represents 50 percent of the entity’s operating results for all periods, as adjusted to reflect the results on a basis comparable to Adjusted EBITDA. In the financial statements, this joint venture is accounted for as an equity method investment and reported net of depreciation and income taxes. Because such a presentation would not reflect the adjustments made in the calculation of Adjusted EBITDA, we include the 50 percent interest in the company’s Mexico joint venture on an Adjusted EBITDA basis to ensure consistency. The table below presents a reconciliation of Mexico joint venture net income to Mexico joint venture EBITDA.

	13 Weeks Ended
(in thousands)	April 29, 2023	April 30, 2022
Net income	$6,259	$5,133
Depreciation	5,708	4,294
Income tax expense	4,074	2,997
Foreign currency loss (gain)	127	(64)
Interest expense, net	1,300	1,196
EBITDA	$17,468	$13,556
50% of EBITDA	$8,734	$6,778

(2)
Acquisition-related integration costs include direct costs resulting from acquiring and integrating businesses. These include third-party professional and legal fees and other integration-related costs that would not have otherwise been incurred as part of the company’s operations.
(3)
Other costs include, as incurred: restructuring costs and restructuring-related severance costs; legal reserves associated with significant, non-ordinary course legal or regulatory matters; and costs related to certain significant strategic transactions.
(4)
We define net margin as net income attributable to Class A and B-1 common stockholders divided by net sales and Adjusted EBITDA margin as Adjusted EBITDA divided by net sales.